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                              EXHIBIT 1.A.(8)(n)


       AMENDMENT TO PARTICIPATION AGREEMENT AMONG WRL SERIES FUND, INC.,
        PFL LIFE INSURANCE COMPANY, AUSA LIFE INSURANCE COMPANY, INC.,
                  AND PEOPLES BENEFIT LIFE INSURANCE COMPANY

                              AMENDMENT NO. 13 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            WRL SERIES FUND, INC.,
                          PFL LIFE INSURANCE COMPANY,
                    AUSA LIFE INSURANCE COMPANY, INC., AND
                    PEOPLES BENEFIT LIFE INSURANCE COMPANY

     Amendment No. 13 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), and Peoples Benefit Life Insurance Company ("Peoples") dated July 1, 1992 ("Participation Agreement").

     WHEREAS, Transamerica Occidental Life Insurance Company ("Transamerica"), an affiliate of PFL, AUSA, and Peoples has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Transamerica Occidental Life Separate Account VUL-3 ("Account VUL-3") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policies; and

     WHEREAS, Transamerica has registered the Account VUL-3 as a unit investment trust under the Investment Company Act of 1940, as amended; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica intends to purchase shares in one or more portfolios of the Fund to fund the Policies on behalf of Account VUL-3, as specified in Schedule A, dated May 1, 2000, attached to the Agreement, as such Schedule A is amended by this Amendment No. 13 and as Schedule A may be amended from time to time; and

     WHEREAS, the Fund intends to sell shares of the Portfolio(s) to Account VUL-3 at net asset value; and

     WHEREAS, each of the current parties is desirous of adding Transamerica as a party, subject to the same terms and conditions, to the Agreement, and

     WHEREAS, the Fund, effective May 1, 2000, will add three new portfolios consisting of the WRL Great Companies - America/sm/, WRL Great Companies - Technology/sm/, and WRL Value Line Aggressive Growth.
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     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica is authorized to acquire shares issued by the Fund, subject to the terms and conditions of this Agreement, and that Schedule A to the Participation Agreement is hereby amended to add Transamerica Occidental Life Separate Account VUL-3 and to add WRL Great Companies - America/sm/, WRL Great Companies - Technology/sm/, and WRL Value Line Aggressive Growth portfolios of the Fund.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of April 17, 2000.

PFL LIFE INSURANCE COMPANY       WRL SERIES FUND, INC.
By its authorized officer        By its authorized officer


By:  /s/ William L. Busler       By:  /s/ John K. Carter
     ---------------------            ---------------------------
       William L. Busler                John K. Carter

Title: President                 Title: Vice President, Secretary and
       ---------                        ------------------------------
                                        Counsel
                                        --------

AUSA LIFE INSURANCE              PEOPLES BENEFIT LIFE
COMPANY, INC.                    INSURANCE COMPANY
By its authorized officer        By its authorized officer


By: /s/ William L. Busler        By : /s/ Larry N. Norman
    -------------------------         -------------------
       William L. Busler                Larry N. Norman

Title: Vice President            Title: Vice President
       --------------                   --------------

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer


By: /s/ Priscilla I. Hechler
    -------------------------
       Priscilla I. Hechler

Title: Assistant Vice President and
       ----------------------------
       Assistant Secretary
       -------------------
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                               AMENDED SCHEDULE A

                             Effective May 1, 2000
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement


Accounts:    PFL Endeavor Variable Annuity Account
             PFL Endeavor Platinum Variable Annuity Account
             AUSA Endeavor Variable Annuity Account
             Mutual Fund Account
             PFL Life Variable Annuity Account A
             PFL Life Variable Annuity Account C
             PFL Life Variable Annuity Account D
             PFL Retirement Builder Variable Annuity Account
             AUSA Life Insurance Company, Inc. Separate Account C
             Peoples Benefit Life Insurance Company Separate Account V
             Legacy Builder Variable Life Separate Account
             AUSA Series Life Account
             Transamerica Occidental Life Separate Account VUL-3

Policies:    PFL Endeavor Variable Annuity
             PFL Endeavor Platinum Variable Annuity
             AUSA Endeavor Variable Annuity
             Atlas Portfolio Builder Variable Annuity
             Extra Variable Annuity
             Access Variable Annuity
             Retirement Income Builder II Variable Annuity
             AUSA & Peoples - Advisor's Edge Variable Annuity
             Peoples - Advisor's Edge Select Variable Annuity
             Legacy Builder II
             Legacy Builder Plus
             AUSA Financial Freedom Builder
             Transamerica Elite

Portfolios:  WRL Series Fund, Inc.
                 WRL Janus Growth
                 WRL AEGON Bond
                 WRL J.P. Morgan Money Market
                 WRL Janus Global
                 WRL LKCM Strategic Total Return
                 WRL VKAM Emerging Growth
                 WRL Alger Aggressive Growth
                 WRL AEGON Balanced
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                         AMENDED SCHEDULE A (continued)


             WRL Series Fund, Inc.
                 WRL Federated Growth & Income
                 WRL C.A.S.E. Growth
                 WRL NWQ Value Equity
                 WRL GE International Equity
                 WRL GE U.S. Equity
                 WRL J.P. Morgan Real Estate Securities
                 WRL T. Rowe Price Dividend Growth
                 WRL T. Rowe Price Small Cap
                 WRL Goldman Sachs Growth
                 WRL Goldman Sachs Small Cap
                 WRL Pilgrim Baxter Mid Cap Growth
                 WRL Salomon All Cap
                 WRL Dreyfus Mid Cap
                 WRL Third Avenue Value
                 WRL Dean Asset Allocation
                 WRL Great Companies - America/sm/
                 WRL Great Companies - Technology/sm/
                 WRL Value Line Aggressive Growth